As filed with the Securities and Exchange Commission on September 5, 2006

SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
Post-Effective Amendment No. 1 to
Form S-8
REGISTRATION STATEMENT
UNDER THE SECURITIES ACT OF 1933
Somera Communications, Inc.
(Exact name of registrant as specified in its charter)

Delaware	77-0521878
(State or other jurisdiction of	(I.R.S. Employer
incorporation or organization)	Identification Number)
301 S. Northpoint Drive
Coppell, Texas 75019
(Address of Principal Executive Offices)

1999 Employee Stock Purchase Plan
1999 Stock Option Plan
(Full title of the plans)

S. Kent Coker
c/o Somera Communications, Inc.
301 S. Northpoint Drive
Coppell, Texas 75019
(972) 304-5660
(Name, address and telephone number, including area code, of agent for service)

Copies to
Steven J. Gartner, Esq.
Willkie Farr & Gallagher LLP
787 Seventh Avenue
New York, NY 10019
(212) 728-8000

DEREGISTRATION OF UNSOLD SECURITIES
     The shares of common stock of Somera Communications, Inc., par value $0.001 per share (the “Common Stock”) previously registered for sale to the public under this Registration Statement are hereby withdrawn from registration.

SIGNATURES
     Pursuant to the requirements of the Securities Act, the Company certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Post-Effective Amendment No. 1 to the Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Irvine, State of California, September 5, 2006.

SOMERA COMMUNICATIONS, INC.
By:	/s/ John Kidwell
John Kidwell
President (Chief Executive Officer)

     Pursuant to the requirements of the Securities Act of 1933, as amended, this Post-Effective Amendment No. 1 to the Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Name	Title(s)	Date

/s/ John Kidwell	President (Chief Executive Officer) and	September 5, 2006

John Kidwell	Director

/s/ S. Kent Coker	Chief Financial Officer (Principal	September 5, 2006

S. Kent Coker	Financial Officer and Principal Accounting
Officer)

/s/ R. Van Ness Holland	Director	September 5, 2006

R. Van Ness Holland